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                                                                  Exhibit 10.16

                                PROMISSORY NOTE

$25,000,000                                                       April 4, 1997

FOR VALUE RECEIVED, the undersigned, HARTFORD LIFE, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of HARTFORD ACCIDENT & INDEMNITY COMPANY, a Connecticut corporation (the "Lender"), the principal sum of TWENTY-FIVE MILLION AND NO/100 (US $25,000,000.00) DOLLARS, together with interest on the unpaid principal balance thereof at a rate as described below, together with all taxes levied or assessed on this Note or the debt evidenced hereby, and together with all costs, expenses and attorneys' fees incurred in any action to collect this Note. Interest on this Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All payments made by Borrower hereunder shall be in lawful money of the United States of America to Lender in same day funds.

All outstanding principal, together with all accrued and unpaid interest thereon, shall be due and payable on April 3, 1998 (the "Maturity Date"). Interest on the unpaid principal balance hereof (the "Note Rate") shall be equal to the Eurodollar Rate (as such term is defined in that certain Credit Agreement dated as of February 10, 1997, by and among Hartford Life, Inc., as the borrower, and Citibank, N.A., Bank of America Illinois, Mellon Bank, N.A. and Morgan Guaranty Trust Company of New York, collectively, as the lenders thereunder (the "HLI Credit Agreement"), plus .15%. Borrower shall have the right to select an interest period of one, two, three or six months for determining the appropriate Eurodollar Rate to be used in calculating the applicable Note Rate hereunder.

The initial interest period selected by Borrower hereunder shall be a one-month Eurodollar Rate and the corresponding Note Rate shall be 5.84%, which rate shall be applicable until May 5, 1997. Borrower agrees that at least seven (7) days prior to the expiration of the then current Note Rate, Borrower will notify Lender of the applicable interest period for determining the appropriate Eurodollar Rate to be used for calculating the Note Rate for that interest period. In the event Borrower does not provide Lender with the requisite interest period, Lender shall use the one-month Eurodollar Rate to calculate the Note Rate hereunder.

In the event that this Note or any interest hereunder is not paid when due, the holder hereof may declare the entire indebtedness evidenced hereby to be immediately due and payable, together with default interest, to the extent permitted by law, on such unpaid indebtedness up to the date of actual payment at a rate per annum equal to the greater of the Note Rate or the Prime Rate as published in The Wall Street Journal, plus two (2.0%) percent. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.


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THE BORROWER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF
NON-PAYMENT, PROTEST AND NOTICE OF PROTEST, AND BORROWER WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY DESIRED BY THE HOLDER HEREOF.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed on the date hereof.

                                        HARTFORD LIFE, INC.



                                        By: /s/ J. Richard Garrett
                                            -----------------------------------
                                        Title: Vice President
                                               --------------------------------